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                          CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference (from this Form 8-K filed by Fund American Enterprises Holdings, Inc.) in the Registration Statements, as amended, pertaining to the Long-Term Incentive Plan (Form S-8, No. 33-5297), Medium-Term Notes Series A (Form S-3, No. 33-54006), Common Stock Warrants (Form S-3, No. 33-54749) and the Valley Group Employees' 401(K) Savings Plan (Form S-8, No. 333-30233) of Fund American Enterprises Holdings, Inc. and to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(K) Plan (Form S-8, No. 333-13027) of our report dated February 27, 1998, except for Note 16, as to which the date is August 18, 1998, with respect to the consolidated financial statements of Folksamerica Holding Company, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.


                                                /s/ PricewaterhouseCoopers LLP


New York, New York
October 16, 1998